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                                                                    Exhibit 1.2




                        THE PEP BOYS -- MANNY, MOE & JACK

                                 Debt Securities


                             UNDERWRITING AGREEMENT




                  1. Introductory. The Pep Boys -- Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under a Senior Indenture, dated as of ________, 19__ ("Senior Indenture"), between the Company and __________, as Trustee or a Subordinated Indenture, dated as of _________, 19__ ("Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), between the Company and _________, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in
Section 3, for resale in accordance with terms of offering determined at the time of sale.

                  The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities." The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(ii), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

                  2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

                       (i) A registration statement on Form S-3 (No. 333-______), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.





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                      (ii) On the effective date of the registration statement
         relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3 and on each Closing Date specified therein, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission.

                     (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (iv) Each "Significant Subsidiary" (as such term is defined in Rule 405 of the Act, except that for purposes of this Agreement, each reference in such Rule 405 definition to "10 percent" shall be replaced with "5 percent") is listed on Schedule A hereto. Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, perfected security interest, claim or encumbrance of any kind or, to the knowledge of the Company, any unperfected security interest.

                       (v) The Indentures have been duly authorized and have been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indentures will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Prospectus and the Indentures and such Offered Securities will





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         constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity.

                      (vi) No consent, approval or authorization, and no order, registration or qualification of or with any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity ("Person"), or any court or government agency or body, is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, the Trust Indenture Act or the Rules and Regulations and such as may be required under state securities laws in connection with the offer and sale of the Offered Securities.

                     (vii) The execution, delivery and performance of the Indentures, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not (A) contravene any provision of the charter or by-laws of the Company or any of its subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or property of the Company or any of its subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except, in the case of clause (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indentures and any Delayed Delivery Contracts; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                    (viii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                       (ix) The Company and its Significant Subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and its Significant Subsidiaries, free and clear of all liens, claims, security interests or other encumbrances that are material or that may interfere with the conduct of the business of the Company and its subsidiaries, taken as a whole; all properties held under lease or sublease by the Company and its Significant Subsidiaries are held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company and its Significant Subsidiaries; neither the Company nor any of its Significant Subsidiaries is in default under any such lease or sublease, except for defaults which are not material and will not interfere with the conduct of the business of the Company and its subsidiaries, taken as a whole; and no material claim of any sort has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any such lease or sublease or affecting or questioning the right of such entity to the continued possession of the leased or subleased properties under any such lease or sublease.



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                       (x) The Company and its subsidiaries have such permits,
         licenses, franchises, consents, approvals, authorizations and clearances ("Licenses") and are in compliance with all applicable laws and regulations of federal, state, local and foreign governmental or regulatory authorities, as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the Prospectus and all such Licenses are in full force and effect, in each case except as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

                      (xi) No labor disturbance by the employees of the Company exists, or to the knowledge of the Company, is threatened, that could, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

                     (xii) The Company and its subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto (collectively, "Intellectual Property") necessary for the conduct of their businesses as described in the Prospectus, except where the failure to own or possess the same would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole; and to the knowledge of the Company and its subsidiaries, no conflict with the rights of others exists with respect to any such Intellectual Property.

                    (xiii) The properties, assets and operations of the Company and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations there are no past, present or, to the knowledge of the Company or any of its subsidiaries, reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws in any material respect. Neither the Company nor any of its subsidiaries is the subject of any federal, state, local or foreign investigation, and neither the Company nor any of its subsidiaries has received any notice or claim (or is aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any third party relating to any liability or remedial action or potential liability or remedial action under Environmental Laws, nor are there any pending, reasonably anticipated or, to the best knowledge of the Company or any of its subsidiaries, threatened actions, suits or proceedings against or affecting the Company, any of its subsidiaries or their properties, assets or operations, in connection with any such Environmental Laws. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

                       (xiv) (A) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, (B) neither the Company nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Company or any subsidiary and (C) no event of default or event that, but for the giving of notice or the lapse of






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         time or both, would constitute an event of default exists, or upon the use of proceeds from the sale of the Securities in the manner contemplated by the Prospectus or upon the consummation of the other transactions contemplated by the Prospectus will exist, under any agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any such subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

                      (xv) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their properties that are required under the Act to be described in the Registration Statement and the Prospectus (other than as described therein) or that could, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole, or could have a material adverse effect on the ability of the Company to perform its obligations under the Indentures, the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or that are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                     (xvi) The financial statements and related schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus comply, in all material respects, with the requirements of the Act and the Rules and Regulations, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial condition and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. If financial information or statistical data are included in the Prospectus under the captions "Selected Financial Data" and "Capitalization" or similar captions, such data are fairly stated in all material respects in relation to the consolidated financial statements of the Company from which they have been derived. If pro forma financial statements are included in the Prospectus: the assumptions used in preparing the pro forma financial statements included in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                    (xvii) Since the dates as of which information is given in the Prospectus, (A) neither the Company nor its subsidiaries has incurred any material liability or obligation (indirect, direct or contingent) or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company; (B) neither the Company nor its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance); (C) there has been no change in the indebtedness of the Company and, except as contemplated by the Prospectus, no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and (D) there has been no material adverse change, nor any development reasonably likely to result in a material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.


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                   (xviii) The Company and its Significant Subsidiaries carry or are entitled to the benefits of insurance, including, without limitation, product liability and business interruption insurance, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

                     (xix) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, such returns are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed or due and payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes, and there has been no tax deficiency asserted and, to the knowledge of the Company and its subsidiaries, no tax deficiency might be asserted against the Company or any of its subsidiaries, except for such inadequacies or deficiencies that could not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

                      (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.


                  3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indentures, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as hereinafter defined) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

                  If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto




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("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

                  If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Lead Underwriter by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

                  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered
Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs or a condition exists as a result of which it is necessary, in the reasonable opinion of counsel to the Underwriters or counsel to the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus would not include an untrue statement of a material fact or omit to state any material fact necessary to make the

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         statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 of this Agreement.

                  (d) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to the Representatives copies of the Registration Statement (at least two of which will be signed and will include all exhibits and a signed accountant's report of Deloitte & Touche), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriters reasonably requests.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution thereof.

                  (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended, or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Lead Underwriter may reasonably request.

                  (h) The Company agrees with the Underwriters that the Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and the printing of memoranda relating thereto, for the filing fee of and the related reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc. relating to the Registered Securities, any fees charged by investment rating agencies for the rating of the Offered Securities and for expenses incurred in printing and distributing the Registration Statement, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) or related documents.




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                  (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

                  5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have made a review of the unaudited
                  financial statements included or incorporated by reference in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report attached to such letter;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors (including each committee thereof) of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Prospectus;

                                    (B) if any unaudited "capsule" information
                           is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of such letter, there was any decrease in stockholders' equity or change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (D) for the period from the closing date of
                           the latest income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included or incorporated by reference in the Prospectus, in merchandise sales, service revenue, total gross profit or operating profit or in the total or per share amounts of net earnings, or any increases or decreases, as the case may be, in other items specified by the Underwriters;

         except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts), numerical data and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages, numerical data and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, numerical data and other financial information to be in agreement with such results.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or any of its subsidiaries that, in the judgment of a majority in interest of the Underwriters including any Representatives, materially impairs the investment quality of the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher, counsel for the Company, to the effect that:

                    (i) Each of the Company and its Significant Subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each of the Company and its Significant Subsidiaries is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which it owns, leases or operates property or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the outstanding shares of capital stock of the Company's Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear, to the knowledge of such counsel after reasonable inquiry, of any mortgage, pledge, lien, claim, security interest or other encumbrance.

                   (ii) The Indentures have been duly authorized, executed and delivered by the Company and have been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed and (assuming they have been authenticated in accordance with the terms of the Indentures) issued and delivered; the Indentures and the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indentures and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, in all material respects, to the description thereof contained in the Prospectus.

                  (iii) No consent, approval or authorization, and no order, registration or qualification of or with any Person or any court or governmental agency or body is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, the Trust Indenture Act or the Rules and Regulations and such as may be required under state securities laws.

                   (iv) The execution, delivery and performance of the Indentures, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof have been duly authorized by all necessary corporate action on the part of the Company and its subsidiaries and will not (A) contravene any provision of the charter or by- laws of the Company or any of its subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition or encumbrance upon any assets or property of the Company or any of its subsidiaries under, any statute, rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument known to such counsel after reasonable inquiry to which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except, in the case of clause (B), as would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) and the Indentures; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                    (v) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or, to the knowledge of such counsel after reasonable inquiry, any applicable law, ordinance, administrative or governmental rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or, to the knowledge of such counsel after reasonable inquiry, in default in the performance or observance of any material obligation, agreement or condition in any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties or assets of the Company or any such Significant Subsidiary is subject.

                   (vi) To the knowledge of such counsel after reasonable inquiry, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of the subsidiaries or any of their properties that are required under the Act to be described in the Registration Statement and the Prospectus (other than as described therein) or that could have a material effect on the ability of the Company to perform its obligations under the Terms Agreement (including the provisions of this Agreement), the Indentures or the Offered Securities, or that are otherwise material in the context of the sale of the Offered Securities.

                  (vii) To the knowledge of such counsel after reasonable inquiry, there are no contracts, agreements or understandings between the Company and any third party granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any other securities being registered pursuant to any other registration statement filed by the Company under the Act.

                 (viii) The Registration Statement has become effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                   (ix) The registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

                    (x) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts of documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                   (xi) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                           Such counsel shall also state that such counsel have no reason to believe that the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement as of the date of the Terms Agreement or as of the Closing Date contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                  (e) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents or certificates as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representatives shall have received a certificate, dated the Closing Date, of the President and the principal financial officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (A) the representations and warranties of the Company in this Agreement are true and correct, (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (D) subsequent to the date as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development reasonably likely, singly or in the aggregate, to result in a material adverse change, in the condition (financial or other), business, prospects, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

                  (g) The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

                  6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, if required by law, at or prior to the written confirmation of the sale of such Securities to the person asserting any such loss, claim, damage or liability, a copy of the Prospectus (exclusive of material incorporated by reference therein) if the Company had previously furnished copies thereof in requisite quantities to such Underwriter.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the omission so to notify the indemnifying party actually prejudices the indemnifying party's ability to defend the action. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                  7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters under
Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                  9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at The Pep Boys -- Manny, Moe & Jack, 3111 West Allegheny Avenue, Philadelphia, Pennsylvania, 19132, Attention:
Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

                  10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                  11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

                  12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  13. Applicable Law; Consent to Jurisdiction. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

                  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated hereby.

                                   SCHEDULE A

                     Significant Subsidiaries of the Company
                     ---------------------------------------



PBY Corporation
The Pep Boys -- Manny, Moe & Jack of California
Pep Boys - Manny, Moe & Jack of Delaware, Inc.
Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.






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






                                                                        ANNEX I


  (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
         New York time, on ...................................., 19...(1))



                            DELAYED DELIVERY CONTRACT
                            -------------------------

                                       [Insert date of initial public offering]


THE PEP BOYS - MANNY, MOE & JACK
   c/o CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, N.Y. 10010-3629
Attention: Investment Banking Department - Transactions Advisory Group


Gentlemen:

         The undersigned hereby agrees to purchase from The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for delivery on ______________, 19__ ("Delivery Date"),]

                                 $..............

principal amount of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated __________, 19__ and a Prospectus Supplement dated _____________________, 19__ relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount thereof plus accrued interest, if any, $_____ per share plus accrued dividends, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

--------
   (1) Insert date which is third full business day prior to Closing Date under the Terms Agreement.

                   Delivery Date                         Principal Amount
                   -------------                         ----------------

   ..............................................         .............

   ..............................................         .............

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of ____________________ at _____A.M. on--the--such--Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by--a--copy--copies--of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                         Yours very truly,

                                         .......................................
                                         (Name of Purchaser)

                                         By.....................................


                                         .......................................
                                         (Title of Signatory)


                                         .......................................

                                         .......................................
                                         (Address of Purchaser)


Accepted, as of the above date.


THE PEP BOYS - MANNY, MOE & JACK


By  ...............................
        [Insert Title]